Exhibit 23

AJ. ROBBINS, P.C.

CERTIFIED PUBLIC ACCOUNTANTS

216 SIXTEENTH STREET

SUITE 600

DENVER, COLORADO 80202

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Amendment #1 to the Registration Statement on Form SB-2 of Universal Guardian Holdings, Inc. of our report dated March 11, 2005 relating to the financial statements of Universal Guardian Holdings, Inc. and to the reference made to our firm under the caption "Experts" included in or made part of this Amendment # 1 to the Registration Statement on Form SB-2.

/s/ AJ. Robbins, P.C.

 AJ. ROBBINS, P.C.

   CERTIFIED PUBLIC ACCOUNTANTS

Denver, Colorado

May 3, 2005